CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of
Vanguard Scottsdale Funds of our reports dated October 13, 2017, relating to the financial statements and financial highlights, which appear in Vanguard Explorer Value Fund, Vanguard Russell 1000 Index Fund,
Vanguard Russell 1000 Value Index Fund, Vanguard Russell 1000 Growth Index Fund, Vanguard Russell
2000 Index Fund, Vanguard Russell 2000 Value Index Fund and Vanguard Russell 2000 Growth Index
Fund’s Annual Reports on Form N-CSR for the year ended August 31, 2017, and of our reports dated
October 17, 2017, relating to the financial statements and financial highlights, which appear in Vanguard
Short-Term Treasury Index Fund, Vanguard Intermediate-Term Treasury Index Fund, Vanguard Long-
Term Treasury Index Fund, Vanguard Short-Term Corporate Bond Index Fund, Vanguard Intermediate-
Term Corporate Bond Index Fund, Vanguard Long-Term Corporate Bond Index Fund, Vanguard Mortgage-
Backed Securities Index Fund and Vanguard Russell 3000 Index Fund’s Annual Reports on Form N-CSR for
the year ended August 31, 2017. We also consent to the references to us under the headings “Financial
Highlights”, “Financial Statements” and “Service Providers—Independent Registered Public Accounting
Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 19, 2017